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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
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                                    Form 8-K


     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934


                         Date of Report January 7 2005


                                  EPIXTAR CORP.
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               (Exact name of Registrant as specified in charter)


Florida                    011-15499                     55-0722193
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(State or Other      (Commission File No.)              (IRS Employer
Jurisdiction of                                         Identification No.)
Incorporation)


                   11900 Biscayne Blvd., Miami, Florida 33181
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                    (Address of principal executive officers)

                                  305-503-8600
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                                   (Telephone)








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ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

As of January 7, 2005 (the "Closing") Epixtar Corp (the "Company" or "Epixtar") completed the acquisition of all the shares of common stock of Innovative Marketing Strategies, Inc., a Florida corporation ("IMS").

The acquisition was made pursuant to an Acquisition Agreement entered into on November 29, 2004 (the "Agreement") between Epixtar and the shareholders of IMS, Steven Rasmussen, Bradley Yeater and David Mullaney ( the "Shareholders"). The agreed purchase price was $7,500,000. The consideration to the Shareholders for the Acquisition also included the substitution of the Company's guarantee of IMS debt previously guaranteed by the Shareholders. The amount of the purchase price payable at the Closing was approximately $5,100,000, after deducting advances previously made by the Company and agreed upon adjustments. This amount is, payable pursuant to a non-interest bearing note (the "Note") in 24 equal monthly installments beginning 30 days after the Closing. The Note is secured by a pledge of the shares of IMS acquired by the Company and a subordinated security interest in assets of Epixtar. The Company anticipates that the Note and a separate installment obligation to a finder of $275,000 will be paid from operating revenues.

IMS has six years' experience in providing contact center services to the financial services market. This expertise has yielded contracts with banking, credit card, and mortgage companies. These services are currently delivered from approximately 400 workstations at facilities located in Duluth, Minnesota; Wheeling, West Virginia; and Pittsburg, Kansas. Its wholly owned subsidiary, IMS International, Inc. (International), operates an additional 100 workstations located in a contact center in the Philippines. Information technology, client services, and select executive functions are conducted from a network operations center (NOC) in North Carolina. The U.S. centers provide the Company with operations expertise and geographic diversity for domain (financial services) knowledge and redundancy. Epixtar believes that this will enhance its competitiveness.

Two of IMS' shareholders have been engaged as consultants to a subsidiary of the Company. The third shareholder has entered into an employment agreement with one of the Company's subsidiaries. Epixtar has agreed to guaranty or satisfy existing indebtedness of IMS to one of the Shareholders through a cash payment and issuance of stock of the Company forty five days from the Closing.



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ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN INDIRECT OBLIGATION
UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF REGISTRANT

Reference is made to ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS for a description of the acquisition by the Company of all the Shares of IMS. In connection with that acquisition, the Company issued a non interest bearing promissory note in the principal amount of $5,100,000 payable in monthly installments over a two year period.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

         (a) It is expected that the consolidated Financial Statements of IMS and the Pro-Forma Financial Statements required in connection with the Acquisition described above will be provided by amendment within twenty one days from the date of this report.

         (b) 2.3. Acquisition Agreement made as of November 29, 2004 between the Company and the Shareholders of IMS.


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                                    SIGNATURE


         Pursuant to the requirements of the Signature and Exchange Act of 1934,the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January  10, 2005



                                                 EPIXTAR CORP.
                                                 (Registrant)


                                                   By: /s/ Ilene Kaminsky
                                                        -----------------------
                                                        Ilene Kaminsky
                                                        Chief Executive Officer